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                                                                    Exhibit 4(c)
[letterhead of The Penn Mutual Life Insurance Company]







April 28, 1997





Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, PA 19172


Re:      Penn Mutual Variable Life Account I
         SEC Registration No. 33-54662
         -----------------------------------

Ladies and Gentlemen:

I hereby consent to the use of my name relating to actuarial matters under the heading "Experts" in the prospectuses included in the above-referenced Registration Statement.

Very truly yours,

/s/ Peter R. Schaefer

Peter R. Schaefer, FSA, MAAA
Actuary